AGREEMENT

         This Agreement, dated February 15, 2001, is made by and between ALLTEL Corporation, a Delaware corporation (as hereinafter defined, the "Corporation"), and David A. Gatewood (as hereinafter defined, the "Executive").

         WHEREAS, the Corporation recognizes that the possibility of a Change in Control (as hereinafter defined) of the Corporation exists and that such possibility, and the uncertainty it may cause, may result in the departure or distraction of key management employees of the Corporation or of a Subsidiary to the detriment of the Corporation and its stockholders; and

         WHEREAS, the Executive is a key management employee of the Corporation or of a Subsidiary; and

         WHEREAS, the Corporation desires to encourage the continued employment of the Executive by the Corporation or a Subsidiary and the continued dedication of the Executive to the Executive's assigned duties without distraction as a result of the circumstances arising from the possibility of a Change in Control;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Corporation and the Executive hereby agree as follows:

         1.  Defined Terms.  For purposes of this Agreement, the following terms
             -------------
 shall have the meanings indicated below:

                  (A) "ALLTEL Group" shall mean, collectively, the Corporation and each Subsidiary of the Corporation from time to time, and a "member" of the ALLTEL Group shall mean the Corporation or any of such entities.

                  (B) "Board" shall mean the Board of Directors of the Corporation, as constituted from time to time.

                  (C) "Cause" for termination by the Corporation of the Executive's employment shall mean (i) the willful failure by the Executive substantially to perform the Executive's duties with the Corporation or a Subsidiary, other than any failure resulting from the Executive's incapacity due to physical or mental illness or any actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive in accordance with paragraph (A) of
         Section 6, that continues for at least 30 days after the Board delivers to the Executive a written demand for performance that identifies specifically and in detail the manner in which the Board believes that the Executive willfully has failed substantially to perform the Executive's duties, or (ii) the willful engaging by the Executive in misconduct that is demonstrably and materially injurious to the Corporation or any Subsidiary, monetarily or otherwise, or (iii) a breach by the Executive of any of the Executive's covenants set forth in Section 7. For purposes of clause (i) and clause (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Corporation and its Subsidiaries.

                  (D) A "Change in Control" shall mean, if subsequent to the date of this Agreement:

                           (i) Any "person," as defined in Section 13(d) and
                  14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation, any of its subsidiaries, or any employee benefit plan maintained by the Corporation or any of its subsidiaries, becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act) of (A) l5% or more, but no greater than 50%, of the outstanding voting capital stock of the Corporation, unless prior thereto, the Continuing Directors approve the transaction that results in the person becoming the beneficial owner of 15% or more, but no greater than 50%, of the outstanding voting capital stock of the Corporation or (B) more than 50% of the outstanding voting capital stock of the Corporation, regardless whether the transaction or event by which the foregoing 50% level is exceeded is approved by the Continuing Directors;

                           (ii) At any time Continuing Directors no longer
                  constitute a majority of the directors of the Corporation; or

                           (iii) A record date is fixed for determining
                  stockholders entitled to vote upon (A) a merger or consolidation of the Corporation, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either the Corporation is not the surviving or continuing corporation or shares of common stock of the Corporation are to be converted into or exchanged for cash, securities other than common stock of the Corporation, or other property, (B) a sale or disposition of all or substantially all of the assets of the Corporation, or (C) the dissolution of the Corporation; or

                           (iv) The Corporation enters into an agreement with
                  any Person, the consummation of which would result in the occurrence of an event described in clause (i), (ii) or (iii) above of this paragraph (D).

                  (E) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (F) "Continuing Directors" means directors who were directors of the Corporation at the beginning of the 12-month period ending on the date the determination is made or whose election, or nomination for election by the Corporation's stockholders, was approved by at least a majority of the directors who are in office at the time of the election or nomination and who either (i) were directors at the beginning of the period, or (ii) were elected, or nominated for election, by at least a majority of the directors who were in office at the time of the election or nomination and were directors at the beginning of the period.

                  (G) "Corporation" shall mean ALLTEL Corporation and any successor to its business or assets, by operation of law or otherwise.

                  (H) "Date of Termination" shall have the meaning stated in paragraph (B) of Section 6 hereof.

                  (I) "Disability" shall be deemed the reason for the termination by the Corporation of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Corporation or a Subsidiary for a period of six consecutive months, the Corporation shall have given the Executive a Notice of Termination for Disability, and, within 20 business days after the Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                  (J) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                  (K) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence, without the Executive's express written consent, of any one of the following:

                           (i) a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                           (ii)  a reduction by the Corporation in the
                  Executive's annual base salary to any amount less than the Executive's annual base salary as in effect immediately prior to the Change in Control;

                           (iii) the Corporation's requiring the Executive to be
                  based more than 35 miles from the location of the Executive's principal office immediately prior to the Change in Control, except for required business travel to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;

                           (iv) if the Executive was based at the principal executive offices of the Corporation or of a Subsidiary, as the case may be, immediately prior to the Change in Control, the Corporation's requiring the Executive to be based anywhere other than the principal executive offices of the Corporation or Subsidiary, as the case may be, except for required business travel to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;

                           (v) the failure by the Corporation to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any deferred compensation under any deferred compensation program of the Corporation, within five days after the date the compensation is due or to pay or reimburse the Executive for any expenses incurred by the Executive for required business travel;

                           (vi) the failure by the Corporation to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control that is material to the Executive's total compensation, including but not limited to, stock option, restricted stock, stock appreciation right, incentive compensation, bonus, and other plans, unless an equitable alternative arrangement embodied in an ongoing substitute or alternative plan has been made, or the failure by the Corporation to continue the Executive's participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of compensation provided and the level of the Executive's participation relative to other participants, than existed immediately prior to the Change in Control;

                           (vii) the failure by the Corporation to continue to
                  provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Corporation's pension, profit-sharing, life insurance, medical, health and accident, disability, or other employee benefit plans in which the Executive was participating immediately prior to the Change in Control; the failure by the Corporation to continue to provide the Executive any material fringe benefit or prequisite enjoyed by the Executive immediately prior to the Change in Control; or the failure by the Corporation to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Corporation's normal vacation policy in effect immediately prior to the Change in Control; or

                           (viii)any purported termination by the Corporation
                  of the Executive's employment that is not effected in accordance with a Notice of Termination satisfying the requirements of paragraph (A) of Section 6 hereof.

                  (L) "Notice of Termination" shall have the meaning stated in paragraph (A) of Section 6 hereof.

                  (M) "Payment Trigger" shall mean the occurrence of a Change in Control during the term of this Agreement coincident with or followed at any time before the end of the 12th month immediately following the month in which the Change in Control occurred, by the termination of the Executive's employment with the Corporation or a Subsidiary for any reason other than (A) by the Executive without Good Reason, (B) by the Corporation as a result of the Disability of the Executive or with Cause, or (C) as a result of the death of the Executive.

                  (N) "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, as modified and used in Sections 13(d) and 14(d) thereof; except that, a Person shall not include (i) the Corporation or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary, or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities.

                  (O) "Subsidiary" shall mean any corporation or other entity or enterprise, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others serving similar functions with respect to such corporation or other entity or enterprise is owned by the Corporation or other entity or enterprise of which the Corporation directly or indirectly owns securities or other interests having all the voting power.

         2. Term of Agreement. This Agreement shall become effective on the date
            -----------------
hereof and, subject to the second sentence of this Section 2, shall continue in effect until the earliest of (i) a Date of Termination in accordance with
Section 6 or the death of the Executive shall have occurred prior to a Change in Control, (ii) if a Payment Trigger shall have occurred during the term of this Agreement, the performance by the Corporation of all its obligations, and the satisfaction by the Corporation of all its obligations and liabilities, under this Agreement, (iii) any date the Corporation may, in its sole and absolute discretion, designate which is on or after the third year anniversary of the date on which notice in writing is given by ALLTEL to the Executive in accordance with Section 11 that this Agreement will so terminate (hereinafter, the "Nonrenewal Date"), if, as of the Nonrenewal Date, a Change in Control shall not have occurred and be continuing, or (iv) in the event, as of the Nonrenewal Date, a Change in Control shall have occurred and be continuing, either the expiration of such period thereafter within which a Payment Trigger does not or can not occur or the ensuing occurrence of a Payment Trigger and the performance by the Corporation of all of its obligations and liabilities under this Agreement. Any Change in Control during the term of this Agreement that for any reason ceases to constitute a Change in Control or is not followed by a Payment Trigger shall not effect a termination or lapse of this Agreement.

         3.  General Provisions.
             ------------------

                  (A) The Corporation hereby represents and warrants to the Executive as follows: The execution and delivery of this Agreement and the performance by the Corporation of the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement is a legal, valid and legally binding obligation of the Corporation enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by the Corporation of the actions contemplated hereby (i) will violate any provision of the certificate of incorporation or bylaws (or other charter documents) of the Corporation, (ii) will violate or be in conflict with any applicable law or any judgment, decree, injunction or order of any court or governmental agency or authority, or (iii) will violate or conflict with or constitute a default (or an event of which, with notice or lapse of time or both, would constitute a default) under or will result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of the Corporation under, any term or provision of the certificate of incorporation or bylaws (or other charter documents) of the Corporation or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Corporation is a party or by which the Corporation or any of its properties or assets may be bound or affected. The Corporation shall not at any time assert that any provision of this Agreement is invalid or unenforceable in any respect or to any extent, irrespective of the outcome of any action, suit, or proceeding.

                  (B) No amount or benefit shall be payable under Section 4 or
         Section 5 unless there shall have occurred a Payment Trigger during the term of this Agreement. In no event shall payments in accordance with this Agreement be made in respect of more than one Payment Trigger. Any transfer of the Executive's employment from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another Subsidiary shall not constitute a termination of the Executive's employment for purposes of this Agreement and shall not limit, reduce or terminate any of the Executive's rights or benefits under this Agreement.

                  (C) This Agreement shall not be construed as creating an express or implied contract of employment, and, except to the extent (if any) otherwise agreed in writing between the Executive and the Corporation, the Executive shall not have any right to be retained in the employ of the Corporation or of a Subsidiary and the Corporation and any Subsidiary may in its sole and absolute discretion at any time terminate the Executive's employment for any reason (but the Corporation shall be obligated, subject to the provisions of this Agreement, to make the payments described in Section 4 and Section 5 if a Payment Trigger occurred during the term of this Agreement, including, without limitation, a Payment Trigger that occurs as a result of any such termination of the Executive's employment). Notwithstanding the immediately preceding sentence or any other provision of this Agreement, no purported termination of the Executive's employment that is not effected in accordance with a Notice of Termination satisfying paragraph (A) of Section 6 shall be effective for purposes of this Agreement. The Executive's right, following the occurrence of a Change in Control, to terminate the Executive's employment under this Agreement for Good Reason shall not be affected by the Executive's Disability or incapacity. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason under this Agreement.

         4.  Payments Due Upon a Payment Trigger.
             -----------------------------------

                  (A) The Corporation shall pay to the Executive the payments described in this Section 4 upon the occurrence of a Payment Trigger during the term of this Agreement.

                  (B) Upon the occurrence of a Payment Trigger during the term of this Agreement, the Corporation shall pay to the Executive a lump sum payment, in cash, equal to the product of:

                           (i)   one multiplied by

                           (ii)  the sum of --

                               (a) the higher of the Executive's annual base
                         salary in effect immediately prior to the occurrence of the Change in Control or the Executive's annual base salary in effect immediately prior to the Payment Trigger, plus

                               (b) the higher of the aggregate maximum amounts
                         payable to the Executive pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which the Change in Control occurs or the aggregate maximum amounts payable to the Executive pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which the Payment Trigger occurs, in each case, assuming that the Executive were continuously employed by the Corporation or a Subsidiary on the terms and conditions, including, without limitation, the terms of the incentive plans, in effect immediately prior to the Change in Control or Payment Trigger, whichever applies, until the last day of that fiscal year or other measuring period.

The amount determined under the foregoing provisions of this paragraph (B) shall be reduced by any cash severance benefit otherwise paid to the Executive under any applicable severance plan or other severance arrangement. For purposes of this paragraph (B), amounts payable to the Executive pursuant to an incentive compensation plan for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which the Change of Control or Payment Trigger, as applicable, occurs (the "applicable year/period") shall not include amounts attributable to a fiscal year or other measuring period that commenced prior to the applicable year/period and that become payable during the applicable year/period. For purposes of this paragraph (B), incentive compensation plans shall include, without limitation, the ALLTEL Corporation Performance Incentive Compensation Plan as in effect from time to time, the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan as in effect from time to time, and any incentive bonus plan or arrangement that provides for payment of cash compensation, and shall exclude, without limitation, the ALLTEL Corporation Executive Deferred Compensation Plan as in effect from time to time, any plan qualified or intended to be qualified under
Section 401(a) of the Code and any plan supplementary thereto, executive fringe benefits, and any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock, or rights are issued.

                  (C) Notwithstanding any provision of any incentive compensation plan, including, without limitation, any provision of any incentive plan requiring continued employment after the completed fiscal year or other measuring period, the Corporation shall pay to the Executive a lump sum amount, in cash, equal to the amount of any incentive compensation that has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the occurrence of a Payment Trigger under any incentive compensation plan but has not yet been paid to the Executive.

                  (D) The payments provided for in paragraphs (B) and (C) of this Section 4 shall be made not later than the fifth day following the occurrence of a Payment Trigger, unless the amounts of such payments cannot be finally determined on or before that day, in which case, the Corporation shall pay to the Executive on that day an estimate, as reasonably determined in good faith by the Corporation, of the minimum amount of the payments to which the Executive is clearly entitled and shall pay the remainder of the payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the occurrence of a Payment Trigger. In the event the amount of the estimated payments exceeds the amount subsequently determined to have been due, the excess shall constitute a loan by the Corporation to the Executive, payable on the fifth business day after demand by the Corporation (together with interest at the rate provided in Section l274(b)(2)(B) of the Code). At the time that payments are made under this Section 4, the Corporation shall provide the Executive with a written statement setting forth the manner in which the payments were calculated and the basis for the calculations including, without limitation, any opinions or other advice the Corporation has received from outside counsel, auditors or consultants (and any opinions or advice that are in writing shall be attached to the statement).

         5.  Gross-Up Payments.
             -----------------

                  (A) This Section 5 shall apply if a Payment Trigger shall have occurred during the term of this Agreement.

                  (B) In the event it shall be determined that any payment or distribution by the Corporation or other amount with respect to the Corporation to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5 (a "Payment"), is (or will be) subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are (or will be) incurred by the Executive with respect to the excise tax imposed by Section 4999 of the Code with respect to the Corporation (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional cash payment (a "Gross-Up Payment") from the Corporation in an amount equal to the sum of the Excise Tax and an amount sufficient to pay the cumulative Excise Tax and all cumulative income taxes (including any interest and penalties imposed with respect to such taxes) relating to the Gross-Up Payment so that the net amount retained by the Executive is equal to all payments received pursuant to the terms of this Agreement or otherwise less income taxes (but not reduced by the Excise
         Tax).

                  (C) Subject to the provisions of paragraph (D) of this Section 5, all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 30 days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that at any time relevant to this Agreement the Accounting Firm is serving as accountant or auditor for the individual, entity or group or Person effecting the Change in Control, the Executive shall appoint another nationally recognized certified public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined in accordance with this Section 5, shall be paid by the Corporation to the Executive within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that the Corporation should have made will not have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Corporation exhausts its remedies in accordance with paragraph (D) of this Section 5 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of Underpayment that has occurred and the Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                  (D) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment (that has not already been paid by the Corporation). The notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of the claim and shall apprize the Corporation of the nature of the claim and the date on which the claim is requested to be paid. The Executive shall not pay the claim prior to the expiration of the 30-day period following the date on which the Executive gives notice to the Corporation or any shorter period ending on the date that any payment of taxes with respect to the claim is due. If the Corporation notifies the Executive in writing prior to the expiration of the 30-day period that it desires to contest the claim, the Executive shall:

                           (i) give the Corporation any information reasonably requested by the Corporation relating to the claim;

                           (ii) take any action in connection with contesting the claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the claim by an attorney reasonably selected by the Corporation;

                           (iii) cooperate with the Corporation in good faith
                  in order effectively to contest the claim; and

                           (iv) permit the Corporation to participate in any proceedings relating to the claim.

The Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 5, the Corporation shall control all proceedings taken in connection with the contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of the claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine. If the Corporation directs the Executive to pay the claim and sue for a refund, the Corporation shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance; and any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due shall be limited solely to the contested amount. The Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (E) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to paragraph (D) of this Section 5, the Executive becomes entitled to receive any refund with respect to the claim, the Executive shall, subject to the Corporation's compliance with the requirements of paragraph (D) of this Section 5, promptly pay to the Corporation the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to paragraph (D) of this Section 5, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Corporation does not notify the Executive in writing of its intent to contest the denial of refund prior to the expiration of 30 days after the determination, then the advance shall be forgiven and shall not be required to be repaid and the amount of the advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (F) Notwithstanding any other provision of this Section 5, to the extent that the Executive is entitled to a tax "gross-up" payment with respect to a Payment from the Corporation, any Subsidiary, or any affiliate of the Corporation under any other agreement, the foregoing provisions of this Section 5 shall not apply to that Payment.

         6.  Termination Procedures.
             ----------------------

                  (A) During the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice that indicates any provision in this Agreement relied upon, and, if applicable, the notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board that was called and held for the purpose of considering the termination finding that, in the informed, reasonable, good faith judgment of the Board, the Executive was guilty of conduct set forth in the definition of Cause in Section 1(C), and specifying the particulars thereof in detail.

                  (B) "Date of Termination" with respect to any purported termination of the Executive's employment during the term of this Agreement (other than by reason of death) shall mean (i) if the Executive's employment is terminated for Disability, 20 business days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during that 20 business day period) and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which, in the case of a termination by the Corporation, shall not be less than ten business days except in the case of a termination for Cause, and, in the case of a termination by the Executive, shall not be less than ten business days nor more than 20 business days, respectively, after the date such Notice of Termination is given.

         7.  Protective Covenants By The Executive.
             -------------------------------------

                  (A) Return of Property. Within five days after the date of termination of the Executive's employment with the ALLTEL Group, the Executive shall deliver to the Corporation all of the ALLTEL Group's property in the Executive's possession, custody or control, including, without limitation, all keys and credit cards, all computers and fax machines, and all files, documents, data and information in any medium relating in any way to the ALLTEL Group or its employees, suppliers, customers or business.

                  (B) Non-Disclosure. The Executive acknowledges that in the course of the Executive's employment with the ALLTEL Group he has had and will have access to confidential information and trade secrets proprietary to ALLTEL Group, including but not limited to, information relating to the ALLTEL Group's products, suppliers, and customers, the sources, nature, processes, costs and prices of the ALLTEL Group's products, the names, addresses, contact persons, purchasing and sales histories, and preference of the ALLTEL Group's suppliers and customers, the ALLTEL Group's business plans and strategies, and the names and addresses of, amounts of compensation paid to, and the trading and sales performance of the ALLTEL Group's employees and agents (hereinafter referred to as the "Confidential Information"). The Executive further acknowledges that the Confidential Information is proprietary to the ALLTEL Group, that the unauthorized disclosure of any of the Confidential Information to any person or entity could result in immediate and irreparable competitive injury to the ALLTEL Group, that could not adequately be remedied by an award of monetary damages. Accordingly, the Executive shall not disclose at any time any Confidential Information to any person or entity who is not properly authorized by the Corporation to receive the information, without the prior written permission of the Corporation's Chief Executive Officer.

                  (C) Non-Interference. The Executive shall not during the Executive's employment with the ALLTEL Group and thereafter until the expiration of 12 calendar months immediately following the calendar month in which occurs the Executive's termination of employment with the ALLTEL Group knowingly employ, or knowingly assist any person or entity other than the ALLTEL Group in employing, any employee of any member of the ALLTEL Group. The Executive shall not during the term of the Executive's employment with the ALLTEL Group and thereafter until the expiration of 12 calendar months immediately following the calendar month in which occurs the Executive's termination of employment with the ALLTEL Group knowingly solicit, or knowingly assist any person or entity to solicit, any employee of any member of the ALLTEL Group to leave the ALLTEL Group's employment or to become employed by any entity that is not a member of the ALLTEL Group.

                  (D) Harmful Statements. The Executive shall not at any time knowingly disseminate any information or knowingly make any statements, whether written, oral or otherwise, that are negative, disparaging or critical of the Corporation, any other member of the ALLTEL Group, or any of their parents, subsidiaries, affiliates, or their respective officers, directors, employees, shareholders, trustees, administrators, or employee benefit plans, or the representatives, employees, agents, predecessors, successors, heirs, or assigns of any of the foregoing (hereinafter, the "ALLTEL Parties"), or their business or operations, or that place any of the ALLTEL Parties in a bad light, other than any such statement or information that is made or disseminated by the Executive in a good faith belief as to their truth or accuracy and is either required by law or is reasonably necessary to the enforcement by the Executive of any right the Executive has related to the Executive's employment with the ALLTEL Group

 .

                  (E) Resignations. Within five days after the termination of the Executive's employment with the ALLTEL Group, the Executive shall execute and deliver to the Chief Executive Officer of the Corporation such resignations as a director and officer of the Corporation and any other members of the ALLTEL Group, in such form, as may be reasonably requested by the Corporation's Chief Executive Officer.

                  (F) Challenge to Validity. The Executive shall not at any time assert that any provision of this Agreement is invalid or unenforceable in any respect or to any extent, irrespective of the outcome of any action, suit or proceeding.

                  (G) Executive Assistance. If a Payment Trigger occurs during the term of this Agreement and if the Corporation is not in breach of any of the Corporation's covenants set forth in this Agreement, the Executive shall, until the expiration of 12 calendar months immediately following the calendar month in which the Payment Trigger occurred, provide such information and assistance as the Corporation may reasonably request as necessary or appropriate to assist any ALLTEL Group member in the arbitration or litigation or potential arbitration or litigation of any claim, action, suit or proceeding by any person or entity other than the Executive against any ALLTEL Group member arising from events occurring during the Executive's employment with the ALLTEL Group, if the Corporation pays all out-of-pocket expenses incurred by the Executive in complying with this paragraph (G). The Executive shall not, however, be required to provide assistance that would interfere with any activity for remuneration or profit in which the Executive is then actively engaged.

         8. No Mitigation. The Executive shall not be required to seek other
            -------------
employment or to attempt in any way to reduce any amounts payable to the Executive by the Corporation pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Corporation or a Subsidiary, or otherwise.

         9.  Disputes; Remedies.
             ------------------

                  (A) If a dispute or controversy arises out of or in connection with this Agreement, the parties shall first attempt in good faith to settle the dispute or controversy by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration or litigation. Thereafter, any remaining unresolved dispute or controversy arising out of or in connection with this Agreement shall, upon a written notice from the Executive to the Corporation either before suit thereupon is filed or within 20 business days thereafter, be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in a city located within the continental United States designated by the Executive. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the foregoing provisions of this paragraph (A):

                           (i) The Executive shall be entitled to seek specific performance of the Corporation's obligations hereunder during the pendency of any dispute or controversy arising under or in connection with this Agreement; and

                           (ii) The Corporation shall be entitled to seek the injunctive relief described in paragraph (E) of this Section 9 during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  (B) Any legal action concerning this Agreement, other than a mediation or an arbitration described in paragraph (A) of this Section 9, whether instituted by the Corporation or the Executive, shall be brought and resolved only in a state court of competent jurisdiction located in the territory that encompasses the city, county, or parish in which the Executive's principal residence is located at the time such action is commenced. The Corporation hereby irrevocably consents and submits to and shall take any action necessary to subject itself to the personal jurisdiction of that court and hereby irrevocably agrees that all claims in respect of the action shall be instituted, heard, and determined in that court. The Corporation agrees that such court is a convenient forum, and hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of the action. Any final judgment in the action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (C) The Corporation shall pay all costs and expenses, including attorneys' fees and disbursements, of the Corporation and, at least monthly, all reasonable costs and expenses, including reasonable attorney's fees and disbursements, of the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Corporation or the Executive, relating to the interpretation or enforcement of any provision of this Agreement. The Corporation shall pay prejudgment interest on any money judgment obtained by the Executive as a result of any such proceeding, calculated at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing provisions of this paragraph (C):

                           (i)   If the Executive instituted the legal
                  proceeding and the judge, arbitrator, or other individual presiding over the proceeding affirmatively finds that the Executive instituted the proceeding in bad faith, no reimbursement pursuant to this paragraph (C) shall be due to the Executive, the Executive shall repay the Corporation for any amounts previously paid by it pursuant to this paragraph
                  (C), and the Executive shall pay all reasonable costs and expenses, including reasonable attorney's fees and disbursements, of the Corporation in connection with the proceeding;

                           (ii) With respect to any dispute in which the Executive challenges the validity or enforceability of any provision of this Agreement in any respect or to any extent, no reimbursement or no further reimbursement pursuant to this paragraph (C) shall be due to the Executive, and the Executive shall repay the Corporation for any amounts previously paid by it pursuant to this paragraph (C); and

                           (iii) With respect to any dispute or controversy
                  regarding the provisions of Section 7, other than a dispute to which the immediately preceding clause (ii) applies, if the Executive does not prevail (after exhaustion of all available remedies), no further reimbursement pursuant to this paragraph
                  (C) shall be due to the Executive, and the Executive shall repay the Corporation for any amounts previously paid by it pursuant to this paragraph (C) in respect of such dispute.

                  (D) The Executive acknowledges and agrees that the Executive's sole and exclusive remedy with respect to any and all claims arising under this Agreement or for breach hereof by the Corporation shall be the right to receive such amounts as are provided for under Section 4,
         Section 5, and paragraph (C) of this Section 9, to which the Executive is otherwise entitled pursuant to the terms and conditions of this Agreement.

                  (E) The Executive acknowledges and agrees that each and every covenant contained in Section 7 (hereinafter, the "Protective Covenants ") is reasonable and is necessary to protect the trade secrets, confidential information, and other business interests of the ALLTEL Group and that the Executive's compliance with each of the Protective Covenants is necessary to protect the ALLTEL Group from unfair injury. The Executive acknowledges that the Protective Covenants are a principal inducement for the willingness of the Corporation to enter into this Agreement and make the payments and provide the benefits to the Executive under this Agreement and that the Corporation and the Executive intend the Protective Covenants to be binding upon and enforceable against the Executive in accordance with their terms, notwithstanding any common or statutory law to the contrary. Notwithstanding any other provision of this Agreement, the obligations of the Corporation under this Agreement are conditioned upon compliance by the Executive with each of the Protective Covenants, and failure by the Executive to comply, in all material respects, with the Protective Covenants shall entitle the Corporation to all rights and remedies available at law or in equity. The Executive acknowledges that a breach, in any material respect, of the Protective Covenants could result in irreparable and continuing harm and damage to the ALLTEL Group for which there may be no adequate remedy at law. In the event of a breach, in any material respects, of any of the Protective Covenants, each and every member of the ALLTEL

         Group shall be entitled to injunctive relief in addition to any other remedy or relief to which any of them may be entitled.

         10.  Successors; Binding Agreement
              -----------------------------
                  (A) In addition to any obligations imposed by law upon any successor to the Corporation, the Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Corporation expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain the assumption and agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason immediately after a Change in Control and during the term of this Agreement, except that, for purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed the Payment Trigger occasioned by the foregoing deemed termination of employment for Good Reason immediately following a Change in Control. The provisions of this Section 10 shall continue to apply to each subsequent employer of the Executive bound by this Agreement in the event of any merger, consolidation, or transfer of all or substantially all of the business or assets of that subsequent employer.

                  (B) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive shall die while any amount would be payable to the Executive hereunder if the Executive had continued to live, the amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives, or administrators of the Executive's estate.

         11. Notices. For the purpose of this Agreement, notices and all other
             -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                           To the Corporation:

                           ALLTEL Corporation
                           One Allied Drive
                           Little Rock, Arkansas  72202

                           Attention:  Chairman of the Board

                           To the Executive:

                           David A. Gatewood
                           4 Marans Drive
                           Little Rock, AR 72211

         12. Miscellaneous. No provision of this Agreement may be modified,
             -------------
waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an officer of the Corporation specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Executive has agreed.

         13.  Validity.  The invalidity or unenforceability of any provision of
              --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14.  Counterparts.  This Agreement may be executed in several
              ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.

                                          ALLTEL CORPORATION


Attest:
  /s/ Francis X. Frantz                  /s/ Joe T. Ford
____________________________         By:__________________________________
Name:  Francis X. Frantz                Name:  Joe. T. Ford
Title: Secretary                        Title:

Witness:
                                         /s/ David A. Gatewood
----------------------------            -----------------------------------
                                        David A. Gatewood